UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 16, 2007

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 5.02 is hereby incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective October 16, 2007, Cortex Pharmaceuticals, Inc. (the “Company”) appointed Pierre Tran, M.D., age 48, as its chief medical officer and vice president of clinical development. Prior to joining the Company, from September 2004 to October 2007, Dr. Tran was the senior vice president and chief medical officer of XenoPort, Inc. From 2002 to July 2004, Dr. Tran was global medical director, Joint Antidepressant Group, of Eli Lilly and Company. From 1992 to 2002, Dr. Tran was a physician in clinical research within the Neuroscience Group of Eli Lilly and Company. Dr. Tran received an M.D. from the Université de Franche-Comté (Besançon) in France and a Masters in Medical Management from Tulane University. Dr. Tran completed his residency training at Duke University and earned board certification in general adult psychiatry. Dr. Tran holds an academic appointment as Assistant Consulting Professor in the Department of Psychiatry of Duke University.

In connection with his at-will employment with the Company, Dr. Tran is entitled to a base salary of $305,000 per year and an annual bonus, at the discretion of the Company’s Compensation Committee, of up to 30% of his base salary. In addition, in February 2008, the Company will make a one time payment to Dr. Tran of $80,000 to cover a lost bonus opportunity from his prior employer. Dr. Tran also received an option to purchase up to 750,000 shares of the Company’s common stock at an exercise price of $0.66 per share, representing the closing price of the Company’s common stock on the American Stock Exchange on October 16, 2007. The option has a ten-year term and vests in the following installments: 200,000 on October 16, 2007 and 550,000 in equal monthly installments over a four-year period from October 16, 2007. In the event of Dr. Tran’s termination of employment without cause in connection with or within six months following a change in control of the Company, he will be entitled to termination pay equal to twelve months of base salary, continued participation in the Company’s health care programs for up to twelve months following termination and full acceleration of unvested options.

As part of his relocation to Southern California, the Company will provide Dr. Tran a mortgage assistance program over four years in the form of an annual payment, whereby the Company will pay 5% of the principal amount of a mortgage (not to exceed $600,000) on his primary residence during the first year, which amount declines by 1% each year thereafter, and which amount will be grossed up to cover Dr. Tran’s additional income tax liabilities. In addition to the foregoing, the Company will pay Dr. Tran up to $4,500 per month (grossed up for income tax liabilities) for a period of up to 24 months to cover temporary living expenses and will reimburse Dr. Tran for miscellaneous relocation expenses, real estate closing fees and sales commissions.

Item 7.01	Regulation FD Disclosure.

On October 16, 2007, the Company issued a press release announcing Dr. Tran’s appointment as the Company’s Chief Medical Officer and Vice President of Clinical Development, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press release of Cortex Pharmaceuticals, Inc., dated October 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: October 17, 2007	By:	/s/ Maria S. Messinger
Maria S. Messinger
Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page No.
99.1	Press release of Cortex Pharmaceuticals, Inc., dated October 16, 2007.	6